Consulting Agreement

     THIS FEE AGREEMENT (this "Agreement") dated the 14th day of September, 2003, is entered into by and between COGENT CAPITAL CORP., a Utah corporation with principal offices in Salt Lake City, Utah ("Cogent"), and Cirtran, Corp., a Nevada corporation (and its successors and assigns) with principal offices in West Valley City, Ut., with common stock trading on the Bulletin Board Exchange under the symbol "CIRT" ("Client").

         FOR AND IN CONSIDERATION of the mutual promises and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Client hereby hires Cogent to provide consulting for strategic planning on obtaining a listing on either the American Stock Exchange ("Amex") or NASDAQ.

         2. Client agrees to pay to Cogent a fee that shall be mutually agreeable to both parties.

         3. This Agreement does not cover Cogent assisting Client in meeting the shareholder equity requirement of NASDAQ or Amex, which is covered in a separate agreement.

         4. Cogent shall not be entitled to any additional compensation other than specified in paragraphs 2 and 3 unless Client shall elect to renew this Consulting Agreement. Such renewal shall be on terms and conditions agreeable to both parties.

         5. Client is authorized to disclose Cogent's status as a consultant under the terms of this Agreement to such persons and in such manner as may be deemed necessary to Client or its counsel.

         6. Cogent shall not be responsible for any representation or warranty made by any person or entity who or which Cogent may introduce to Client or for any undertaking, representation, or warranty made by Client. Client further agrees to indemnify Cogent and hold Cogent harmless from any and all liabilities that Cogent may incur as a result of any transaction entered into or as a result of any misrepresentation or material omission by Client.

         7. Cogent shall not be liable hereunder for any matter connected with this Agreement, except for a lack of good faith and for obligations expressly assumed by it in this Agreement. Cogent's sole obligation is as set forth in paragraph 1, and Cogent shall not have any obligation or any responsibility for assisting in any negotiations between Client or any other person. At Cogent's request, its representatives shall have the right to participate in discussions between Client and parties introduced by Cogent.



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         8. Client represents to Cogent, and agrees to represent to Cogent at closing of any transaction contemplated hereby, as follows:

         (a) Client is a corporation duly authorized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into and perform this Agreement;

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Client's board of directors; and

         (c) This Agreement constitutes a valid and binding agreement of Client, enforceable in accordance with its terms.

         9. This Agreement shall terminate and be of no further force and effect and the liability of the parties hereto shall cease after December 1, 2004 unless renewed by Client.

         10. Client shall reimburse Cogent for reasonable out of pocket expenses such as travel, lodging, professional fees approved in advance, etc. Cogent shall bear all other costs and expenses incurred by or in connection with the performance of its duties hereunder.

         11. From time to time and at the request of Cogent, but not more frequently than monthly, Client shall provide to Cogent a written report of the status of negotiations between Client and any party introduced to Client by Cogent and progress on completion of qualifications for AMEX or NASDAQ listing.

         12. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

         If to Cogent, to: Greg Kofford
                                    Cogent Capital Corp.
                                    PO Box 1362
                                    Draper, Utah 84020
                                    Fax No. (801576-0583

         If to Client, to:          Iehab Hawatmeh
                                    CirTran Corporation
                                    4125 South 6000 West
                                    West Valley City, Utah 84128

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or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

         13. In the event legal action is brought to enforce any provision of this Agreement, the defaulting party agrees to pay all reasonable costs and attorneys' fees incurred by the non-defaulting party in enforcing any remedy under this Agreement or in seeking any other remedy, whether by law or equity.

         14. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Utah.



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DATED as of the date first above written.

                                    COGENT CAPITAL CORP.

                                    BY: /s/
                                    Gregory L. Kofford
                                    President


                                    Cirtran Corp.

                                    BY: /s/ Iehab J. Hawatmeh
                                        ---------------------
                                    ITS: President